SECURITIES AND EXCHANGE COMMISSION
         WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 6, 2008

Tasty Baking Company
(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	1-5084	23-1145880
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
2801 Hunting Park Avenue, Philadelphia, Pennsylvania	19129
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (215) 221-8500

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On February 6, 2008, the following actions of the Compensation Committee (the "Committee") of the Board of Directors of Tasty Baking Company (the "Company") were reviewed and ratified by the Board of Directors of the Company:

Base Salaries. An increase in base salary of the following named executive officers of the Company was approved:

Name	Title	New Base Salary
Charles P. Pizzi	President and Chief Executive Officer	$ 525,000
David S. Marberger	Executive Vice President and	$ 306,500
Chief Financial Officer
Autumn R. Bayles	Senior Vice President Strategic	$ 215,000
Operations
Christopher J. Rahey	Vice President - Direct Sales	$ 177,000
Robert V. Brown	Vice President – Route Sales	$ 177,000

These new base salaries will become effective on March 30, 2008.

Annual Incentive Plan ("AIP") - The Committee approved the target awards for the 2008 AIP grants to eligible employees, including the named executive officers. Target AIP awards are determined by multiplying the executive’s base salary by a percentage based on the executive’s level of responsibility. These target awards range from 20% to 60% of base salary for the named executive officers. The potential payout for 2008 ranges from 0% to 250% of the target award. The Committee also approved earnings before interest, taxes, depreciation and amortization ("EBITDA") as the performance criteria that it will generally consider in 2008 for the named executive officers, except for the sales executives for whom the performance criteria will be EBITDA and other individual objectives tied to sales performance. While the Company sets target awards, payout ranges and performance criteria at the beginning of a performance year, the Committee has the discretion under the AIP to adjust any award to take into account any factors it deems relevant, including extraordinary or unusual items occurring during the performance year. In this regard, the Committee retains the flexibility in determining the final award to consider other performance criteria, such as the individual’s and the Company’s performance in meeting certain strategic goals.

Long Term Incentive Awards. In July 2006, the Company instituted a three-year restricted stock award program (fiscal year 2006 - fiscal year 2008). Under the program, executive officers and certain other employees are eligible for an annual award of restricted stock based on the Company’s achievement of certain financial and operational performance measures which will be set every year. Although the Committee retains flexibility in determining equity awards to the named executive officers, the Committee approved certain 2008 performance measures that it will generally consider in determining future awards under the restricted stock award program. The performance measures for 2008 are completion of various milestones relating to the Company’s manufacturing plan. One-hundred thousand shares were allotted under the program for performance in 2008 for eligible employees; however, no determination was made regarding target awards, range of awards or other allocation of shares for named executive officers or other eligible employees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

TASTY BAKING COMPANY
(Registrant)

Date:	February 12, 2008	/s/ David S. Marberger
David S. Marberger
Executive Vice President and Chief Financial Officer